Exhibit 16.1



Ernst & Young LLP               * 55 Almaden Boulevard     * Phone: 408 947 5500
                                  San Jose, CA  95113        Fax:   408 294 2744
                                                             Telex: 701974


April 18, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 18, 1997, of Sierra Semiconductor Corporation and are in agreement with the statements contained in the third and fourth sentences of the first paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                                      Very truly yours,

                                                      /s/ Ernst & Young LLP
                                                      --------------------------
                                                      Ernst & Young LLP